UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2019

LIBERTY LATIN AMERICA LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House,

2 Church Street,

Hamilton HM 11, Bermuda

(Address of Principal Executive Office)

(303) 925-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

On October 9, 2019, Liberty Latin America Ltd.’s wholly owned subsidiary, Leo Cable LP (the “Buyer”), agreed to acquire AT&T’s wireless and wireline operations in Puerto Rico and the U.S. Virgin Islands (the “Acquisition Assets”) pursuant to a Stock Purchase Agreement, dated October 9, 2019 (the “Stock Purchase Agreement”), among AT&T Corp., AT&T International Holdings, LLC and SBC Telecom, Inc (collectively, the “Sellers”), the Buyer and Liberty Latin America. The Acquisition Assets provide consumer mobile and B2B services in Puerto Rico and mobile services in the U.S. Virgin Islands. Under the terms of the Stock Purchase Agreement, Liberty Latin America and the Buyer will acquire, directly or indirectly, all of the outstanding shares of capital stock (the “Acquisition”) of Beach Holding Corporation, which owns the Acquisition Assets through its wholly owned subsidiaries AT&T Mobility Puerto Rico Inc. and AT&T Mobility USVI Inc. In addition, the Stock Purchase Agreement provides that, at the closing of the Acquisition, one of the Sellers will enter into a Transition Services Agreement with Buyer pursuant to which such Seller will provide certain transition services related to the Acquisition Assets for a period up to 36 months following the closing of the Acquisition to facilitate the operation of the Acquisition Assets on a standalone basis.

The Acquisition is structured as an all-cash transaction with a purchase price of $1.95 billion, subject to adjustment as provided in Stock Purchase Agreement. The Stock Purchase Agreement contains customary representations, warranties and covenants by the Sellers and the Buyer, and customary conditions to their obligations to close the Acquisition, including regulatory reviews by the Federal Communications Commission and the Department of Justice. Liberty Latin America anticipates that the Acquisition will be completed in the second quarter of 2020.

Liberty Latin America intends to finance the Acquisition (including refinancing $922.5 million in existing term loans) through a combination of borrowings on the combined Acquisition Assets and Liberty Latin America’s existing Puerto Rico assets and borrowings under Liberty Latin America’s existing committed debt facilities.

The above description of the Stock Purchase Agreement and the Acquisition is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 99.1. Such description is not intended to provide any other information about Liberty Latin America, the Buyer, the Sellers or their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Stock Purchase Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purpose of allocating contractual risk between them that differs from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Liberty Latin America, the Buyer, the Sellers or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Liberty Latin America or AT&T or any of the parties to the Stock Purchase Agreement. Accordingly, investors should not read the representations and warranties in the Stock Purchase Agreement in isolation, but only in conjunction with the other information about Liberty Latin America, AT&T and their respective subsidiaries and affiliates that is included in reports, statements and other filings made by Liberty Latin America and AT&T with the Securities and Exchange Commission (“SEC”), which is available at no charge at the SEC’s website (www.sec.gov).

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits.

99.1

Stock Purchase Agreement, dated October 9, 2019, by and among AT&T Corp, AT&T International Holdings, LLC, SBC Telecom, Inc., Leo Cable LP and, for the limited purpose specified therein, Liberty Latin America Ltd. Pursuant to Instruction 4 to Item 1.01 of Form 8-K, the schedules and exhibits to the Stock Purchase Agreement have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2019	LIBERTY LATIN AMERICA LTD.

	By:	/s/ John M. Winter
John M. Winter
Senior Vice President

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